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                                  EXHIBIT 10.18

                              EMPLOYMENT AGREEMENT

         THIS EMPLOYMENT AGREEMENT (the "Agreement") is made the 28TH day of February, 2001, by and between Wedco, Inc., a New Jersey corporation (the "Company"), a wholly-owned subsidiary of ICO, Inc., a Texas corporation ("ICO"), and Brad Leuschner, a Texas resident (the "Employee"), to be effective the 15th day of February, 2001 (the "Effective Date").

         WHEREAS, the Company is engaged in the business of, among other things, providing petrochemical processing services;

         WHEREAS, the Employee is being engaged as Senior Vice President and Controller; and

         WHEREAS, the Company desires to retain the skill, knowledge and expertise of the Employee in the operation of its business, and Employee wishes to provide such skill, knowledge and expertise to the Company on the terms, covenants, provisions, and conditions herein set forth.

         NOW, THEREFORE, in consideration of the covenants and agreements contained in this Agreement and other good and valuable consideration, the receipt and sufficiency of which are expressly acknowledged by each party, the parties hereto agree as follows:

1. Nature and Place of Employment. The Company hereby hires and employs the Employee to perform such duties as may from time to time be specified by the Company or ICO. Employee hereby accepts such hiring and employment with the Company. Such duties shall be rendered at Company's present place of business in Houston, Texas, at ICO's office in Houston, Texas, or at such other places as the Company may direct from time to time.

2. Standard of Performance. Employee agrees that he will faithfully, expeditiously, and to the best of his ability, experience, and talent, perform all of the duties that may be reasonably required of and from him to the satisfaction of, and according to the standards set forth by, the Company and shall devote substantially all of his business time and attention to the affairs of the Company.

3. Term. This Agreement shall continue for a term of one (1) year from the Effective Date set out above. Said term of this Agreement shall be extended automatically from day to day until such time as either party shall give written notice to the other that no further such automatic extensions shall occur, in which event this Agreement shall terminate 12 months after such notice has been received.

4. Compensation. For the services to be rendered to Company pursuant to this Agreement, Company shall enter into this Agreement and pay to Employee a salary in the amount of One Hundred Forty Thousand Dollars and no/100 ($140,000.00) per annum, less all required deductions, including but not limited to, federal withholding, social security, and other taxes, which salary shall be payable semi-monthly on the Company's regular payroll schedule. During the term of this Agreement, Employee's salary shall be reviewed at least annually. As additional consideration, Employee shall be entitled to a Company vehicle for Employee's use while employed by the Company, with fuel and maintenance to be paid by the Company.

5. Benefits. As long as Employee continues to be employed by the Company, Employee shall be entitled to participate in the benefits afforded to salaried employees of the Company (including, but not limited to, medical and life insurance plans), to the extent Employee is otherwise eligible under the terms and conditions of the applicable plan or policy, and as such benefit plans or policies may from time to time be amended, modified or terminated without prior notice. This Agreement shall not be construed to limit in any respect the Company's right to establish, amend, modify or terminate any benefit plan or policy.



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6.       Assignment. Employee's rights and duties under this Agreement are not assignable or transferable.

7.       Termination:

         a. In the event Employee is removed from employment for cause during the term of this Agreement, Employee shall be entitled to severance pay equal to thirty (30) days pay beyond the date of termination, and agrees that such compensation is complete and adequate consideration for all purposes of this Agreement, specifically, including paragraphs 8, 9 and 10. For purposes of this Agreement, "for cause" shall be defined as personal dishonesty, willful misconduct, breach of fiduciary duty involving personal profit, failure or inability to perform stated duties, willful violation of any law, rule or regulation (other than traffic violations or similar offenses) or a material breach of this Agreement not remedied by Employee within ten (10) days following written notice of such breach from Company, death of the Employee, or a physical or mental disability which renders the Employee unable to fully perform his duties for a period of two (2) months.

         b. In the event Employee is removed from employment without cause during the term of this Agreement, Employee shall be entitled to compensation equal to twelve (12) months pay beyond the date of termination.

         c. In the event Employee should resign from employment during the term of this Agreement, Employee will not be entitled to any additional compensation following the date of Employee's resignation.

8. Nondisclosure Covenant. In the performance of his duties under this Agreement, Company shall furnish Employee with Confidential Information to which Employee has not previously had access. Employee acknowledges the Confidential Information obtained or developed in the course of employment with the Company remains the property of the Company. Employee acknowledges that the Company has invested substantial sums in the development of the Company's Confidential Information.

         As used herein, the term "Confidential Information" shall mean any written or unwritten information which specifically relates to and/or is used in the business of the Company (including without limitation the services, processes, designs, plans, methods of operation, developments, financial information, market information or plans in development, trade secrets, know-how, and the customers, suppliers and others with whom the Company does or has in the past done business, regardless of when and by whom such information was developed or acquired) which the Company deems confidential and proprietary, which is generally not known to the public, and which gives or tends to give the Company a generally competitive advantage over persons who do not possess such information or the secrecy of which is otherwise of value to the Company in the conduct of the business; provided, however, that "Confidential Information" shall not include general industry information or information which is publicly available or information which Employee has lawfully acquired from a source other than Company's business. Employee acknowledges that the Confidential Information is novel, proprietary to, and of considerable value to the Company.

         During his employment and after the termination of the relationship, Employee covenants and agrees that he will not, directly or indirectly, disclose or communicate to any person or entity any Confidential Information of the Company ("Nondisclosure Covenant"). This Nondisclosure Covenant has no geographic or territorial restriction or limitation and applies no matter where Employee may be located in the future or whether he remains employed with the Company.

9. Non-Compete Covenant. In light of the Confidential Information which Company will be disclosing to Employee and Employee's duty to preserve the confidentiality of that Confidential Information, Employee agrees that, during Employee's employment with the Company and/or Company's affiliates, and for one (1) year following the end of Employment with the Company for any reason, Employee will not, either for himself or through any other person, firm or corporation, directly or indirectly:



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         a.       perform services as an employee, officer, director or
                  independent contractor for any Competing Enterprise (as defined below) nor be an owner, shareholder (except for the ownership by Employee of less than Five Percent (5% ) of the equity securities of any publicly-traded company), agent, partner, or serve in an executive position with any Competing Enterprise within the United States or Canada (or both);

         b. call on or otherwise communicate with any customer or prior customer of the Company and/or Company's affiliates, including any respective successors and assigns, for the purpose of soliciting business for someone other than for the Company and/or Company's affiliates in a Competing Enterprise; or

         c. do anything to interfere with the normal operation of the Company's business, including without limitation make any effort to solicit any employees of the Company or acquire an ownership interest in a Competing Enterprise.

         For purposes of this Paragraph 9, the term "Competing Enterprise" shall mean any person or any business organization of whatever form, excluding the Company and/or the Company's affiliates, engaged directly or indirectly within a 100-mile radius of Houston, Texas, or any other facility, now or then existing, of the Company and/or Company's affiliates in any business or enterprise which involves the production of concentrates or compounds or other processing services related to petrochemical products as conducted by ICO and/or its affiliates, including Wedco, Inc. and Bayshore Industrial, Inc.

         For the purposes of Paragraphs 8, 9, 10 and 11, the phrase "Company and/or Company's affiliates" shall mean ICO, Inc., Wedco, Inc., Bayshore Industrial, Inc. and any parent, affiliate, and any direct or indirect subsidiary thereof, including successors and assigns.

10. Non-Poach Covenant. Employee agrees, that after cessation of employment with Company for any reason, Employee will not, directly or indirectly, make any effort personally or through others to recruit, hire or solicit any employee or independent contractor of the Company to leave the Company.

11. Breach of Nondisclosure, Non-Compete or Non-Poach Covenants. In the event that Employee, either directly or indirectly, breaches, violates or fails to fully perform his obligations under Paragraphs 8, 9 or 10 (hereinafter referred to in this paragraph as a "breach"), Employee acknowledges and agrees that each such breach will cause immediate and irreparable harm to the Company in a manner that cannot be measured nor adequately compensated for in damages.

         Employee has carefully considered the nature and extent of the restrictions upon him and the rights and remedies conferred upon the Company under this Agreement, and hereby acknowledges and agrees that the same are reasonable with respect to scope, duration, and geographical area; are designed to protect the legitimate business interests of the Company; and do not confer benefits upon the Company disproportionate to the detriment of Employee. Employee agrees that, in the event any court of competent jurisdiction determines that the above covenants are invalid or unenforceable, he will join with Company in requesting the court to construe the applicable provision by limiting or reducing it so as to be enforceable to the extent compatible with applicable law.

         The Company and Employee further agree that, in the event of any such breach and in addition to any and all other remedies that it may have at law or in equity, the Company shall be entitled to temporary, preliminary, and permanent injunctive relief to restrain such breach by Employee, and to recover all costs and expenses, including reasonable attorneys' fees, of any proceedings brought to obtain such injunctive relief. Employee agrees to waive any objection to, or defense in respect of the Nondisclosure Covenant or the Non-Poach Covenant, as well as in respect of the scope, duration or geographical area of the Non-Compete Covenant as set forth in Paragraphs 8, 9 and 10 hereof, respectively. Nothing contained in this paragraph shall restrict or limit in any manner the Company's right to seek and obtain any form of relief, legal or equitable, in an action brought to enforce its rights hereunder.



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12.      Waiver or Modification. It is agreed that no waiver, modification, alteration or amendment of this Agreement or of any covenant, condition or limitation herein contained shall be valid unless in writing and duly executed by both parties; provided, however, that the Company may amend or modify this Agreement by written notice to Employee, without requiring the signature of Employee, to conform to or comply with applicable federal, state or local law or regulation if such amendment or modification is no less favorable in its terms to Employee than the provision of the Agreement which is amended or modified thereby.

13. Other Agreements. Each party hereto expressly agrees that no representation, promise or covenant, except those which are herein stated, have induced said party to enter into this Agreement, and that this writing is the full embodiment of that Agreement.

14. Binding. Subject to paragraph 6, this Agreement shall be binding upon and inure to the respective parties hereto and their successors and assigns.

15. Breach of this Agreement. In the event of material breach of this Agreement, Employee may terminate the Agreement if Employer fails to cure the breach within thirty (30) days of receipt of written notice of such breach.

16. Survival of Provisions. Paragraphs 8, 9, 10, 11 and 15 shall survive the termination of this Agreement. Moreover, paragraphs 8, 9, 10 and 11 shall survive the termination of Employee's employment by the Company, regardless of whether such termination was for cause, not for cause or as a result of Employee's resignation.

17. Arbitration. Any controversy or claim arising out of or relating to this Agreement, the breach thereof, Employee's employment with the Company or the termination thereof, shall be settled by binding arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association, and, at the request of the prevailing party, judgment may be entered by any court having jurisdiction upon the award rendered by the arbitrator. Arbitration shall be held in Houston, Texas.

17. Governing Law. The parties hereto agree that it is their intention and covenant that this Agreement and the performance hereunder be construed in accordance with and under and pursuant to the laws of the State of Texas excluding its choice of law provisions.

18. Presumption. There shall be no presumption against Company on the basis that it was responsible for preparing this Agreement, or any part of it.

EXECUTED as of the day and year first stated above.

                                      COMPANY: WEDCO, INC.

                                      By:   /s/ Robin Pacholder
                                          -------------------------------------
                                      Name:   Robin Pacholder
                                      Title:  President - WEDCO North America

                                      EMPLOYEE: BRAD LEUSCHNER


                                         /s/ Brad Leuschner
                                      ------------------------------------------



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